Exhibit 10.23

DOCUMENTARY STAMP TAX IN THE AMOUNT REQUIRED BY LAW, ON THE OBLIGATIONS EVIDENCED HEREBY, WAS PAID UPON RECORDATION IN LEE COUNTY OF THE MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING SECURING THIS PROMISSORY NOTE.

PROMISSORY NOTE

$69,000,000	March 21, 2006

FOR VALUE RECEIVED, BTS MONTERREY HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of CORUS BANK, N.A., its successors and assigns (the “Lender,” which term shall also include any subsequent holder of this Note), the original principal amount of SIXTY-NINE MILLION AND NO/100 DOLLARS ($69,000,000) (the “Loan”), or so much thereof as shall have been advanced under the provisions of the Loan Agreement of even date herewith as it may be hereafter amended, supplemented or modified from time to time, the “Loan Agreement”), with interest until paid as set forth in this Promissory Note (this “Note”). Each capitalized term used and not specifically defined in this Note shall have the same meaning given to such capitalized term in the Loan Agreement. Advances of the Loan shall be made in accordance with, and subject to, the terms and provisions of the Loan Agreement.

1.                        Interest Rate.

(a)                                                          Interest shall accrue and be payable monthly on the outstanding principal balance of the Loan at the rate (the “Interest Rate”) from time to time which is equal to the greater of:

(i)                                     six and three-quarters percent (6.75%), or

(ii)                                  the sum of: (A) three and three-quarters percent (3.75%) and (B) the LIBOR Rate (as hereinafter defined) then in effect.

(b)                       In order to account for any changes in the LIBOR Rate, the Interest Rate shall be adjusted on the first (1st) day of each January, April, July and October (each an “Adjustment Date”) until the Loan is repaid in full, and each such adjustment in the Interest Rate shall be effective until the next succeeding Adjustment Date. As used herein, the term “LIBOR Rate” means the London Interbank Offered Rate for three (3) month dollar deposits reported in the Money Rates section of The Wall Street Journal on the applicable Adjustment Date, or if The Wall Street Journal is not published on an Adjustment Date then the LIBOR Rate shall be determined on the first date thereafter on which The Wall Street Journal is published, but such LIBOR Rate shall take effect as of the Adjustment Date. In the event that The Wall Street Journal (i) publishes more than one (1) such LIBOR Rate, the average of such rates shall apply, (ii) publishes a retraction or correction of any such rate, the rate reported in such retraction or correction shall apply, or (iii) ceases to publish the LIBOR Rate, then the LIBOR Rate shall be determined from such substitute comparable financial reporting service as Lender, in its sole but reasonable discretion, shall determine. The Interest Rate in effect from the period commencing on the Closing Date to the date preceding the first Adjustment Date thereafter, shall be determined based upon the LIBOR Rate on the Closing Date.

(c)                                                         Interest on the Loan shall be calculated based upon a three hundred sixty (360) day year and charged for the actual number of days elapsed.

2.                      Payment of Interest; Repayment Principal.

(a)                                  Beginning on the first (1st) day of April, 2006 (the “First Payment Date”), and on the first day of each month thereafter through and including the first day of the month immediately preceding Loan Maturity (as defined below), Borrower shall make monthly payments of interest only on the outstanding principal balance of the Loan at the Interest Rate or the Default Rate (whichever then shall be applicable).

(b)                                 Upon the sale of any Condominium Unit, Garage Space or Carport Space Borrower shall pay to Lender the Release Price, or Reduced Release Price, as the case may be, as more particularly described and provided in Section 9.4 of the Loan Agreement, and such Release Price or Reduced Released Price shall be applied as provided in Article 9 of the Loan Agreement.

(c)                                  Borrower shall make monthly payments into the Tax Escrow Account held by Lender for payment of real estate taxes when said taxes are due, all as more particularly described in Article 10 of the Loan Agreement.

(d)                                 Upon Loan Maturity, and unless the Loan has been sooner prepaid in full by Borrower, Borrower shall pay in full to Lender the entire outstanding principal balance of the Loan, all accrued and unpaid interest, and all other sums then due and owing to Lender under this Note, the Loan Agreement and the other Loan Documents.

3.                        Loan Term.

(a)                        Unless Borrower shall exercise its option to extend in accordance with the provisions of Section 3(b) below, the term of the Loan (the “Loan Term”) shall be for a period of twenty-four (24) months, commencing on the date of the Note and expiring on March 19, 2008. As used herein, the term “Loan Maturity” shall mean the time at which Borrower is required to pay the Loan in full, whether by acceleration, or by expiration of the Loan Term.

(b)                       Borrower shall have the right and option to extend the Loan Term for two (2) additional periods of six (6) months (each an “Extension,” together the “Extensions”), subject to Borrower’s timely satisfaction of each of the following conditions:

(i)                                     Lender has not given notice to Borrower that the Loan has been accelerated during the Loan Term;

(ii)                                  Borrower shall have delivered written notice (“Extension Notice”) to Lender of Borrower’s election to extend the Loan Term for an Extension, and Lender shall have received an Extension Notice not later than thirty (30) days prior to the expiration of the Loan Term;

(iii)                               Borrower shall have delivered to Lender no later than the date of each Extension Notice, an extension fee equal to one-half percent (0.5%) of the then outstanding principal amount of the Loan and the unfunded commitment (“Extension Fee”);

(iv)                              No Default or Event of Default has occurred and is continuing hereunder, under the Loan Agreement or under any other Loan Documents;

(v)                                 The completion of the Work has occurred in accordance with the terms of the Loan Agreement;

(vi)                              Lender has received at least $40,000,000 in principal paydowns pursuant to Valid Sale Contracts and the requirements of Article 9 of the Loan Agreement; and

(vii)                           Borrower shall have delivered to Lender evidence in a form acceptable to Lender in its sole discretion that the maturity of the Mezzanine Loan or the Subordinate Loan shall not occur during an Extension.

(c)                        In the event that Borrower shall fail to timely exercise an option under Section 3(b), or shall otherwise fail to satisfy the conditions precedent thereto as described in Section 3(b) above, the right to exercise any such option shall be void and of no further force and effect. Further, with respect to each Extension:

(i)                                     if Borrower does not request an Extension, or

(ii)                                  if Borrower does request an Extension and Lender gives timely written notice to Borrower that Borrower has not satisfied one or more of the conditions to such Extension, then unless the Obligations, including without limitation all accrued interest, all principal, all late fees, the Exit Fee, and all other sums and amounts due and owing to Lender under the provisions of this Note, the Loan Agreement and any and all other Loan Documents, are paid in full not later than March 19, 2008 (subject to acceleration of the Loan at an earlier date) then: (A) the full Extension Fee shall be due and payable in addition to all of the Obligations, including without limitation all accrued interest, all principal, all late fees, the Exit Fee, and all other sums and amounts due and owing to Lender under the provisions of this Note, the Loan Agreement and any and all other Loan Documents and (B) the Loan Term shall be extended for a period of thirty (30) days. If the Loan Term is extended for the thirty (30) day period described above, the Mortgage shall not be released until the applicable Extension Fee and all of the Obligations, including without limitation all accrued interest, all principal, all late fees, the Exit Fee, and all other sums and amounts due and owing to Lender under the provisions of this Note, the Loan Agreement and any and all other Loan Documents have been paid in full. In the event that Lender has given notice to Borrower that the Loan has been accelerated, the thirty (30) day extension of the Loan Term described in this Section 3(c) shall not apply. In the event Lender provides notice to Borrower that the Loan has been accelerated and such acceleration occurs after March 19, 2008, then the applicable Extension Fee shall continue to be due and payable upon such acceleration.

4.                        Agreement to Loan.

Notwithstanding anything in this Note to the contrary, Lender shall have no obligation to make disbursements of the Loan unless all conditions set forth in the Loan Agreement have been satisfied.

5.                       Application of Payments.

So long as no Default or Event of Default has occurred and is then continuing, but subject to the prepayment fee set forth in Section 6 below, all payments on account of the Obligations, including the indebtedness evidenced by this Note, shall be applied:

(iii)                               First to repayment of the principal amount of the Loan until such principal shall have been fully paid;

(iv)                              Then, to pay any other Obligations.

Upon the occurrence of a Default or an Event of Default and in addition to all other rights, powers and remedies of Lender hereunder or under any other Loan Document, Lender may, at its option, apply all amounts paid to Lender under this Note, the Loan Agreement or any other Loan Document in such order and manner as Lender may elect in its sole discretion.

6.                        Repayment; Prepayment.

The following provisions shall apply to the prepayment of principal of the Loan:

(a)                        Borrower shall be entitled to prepay the Loan, without prepayment fee or charge in the amount of the Release Price or Reduced Release Price, as the case may be, upon the sale of a Condominium Unit, Garage Space or Carport Space pursuant to a Valid Sale Contract. The application of the proceeds of such prepayments shall be in accordance with the provisions of Section 5 above.

(b)                       In addition to the prepayment of the Loan permitted by Section 6(a), prepayment of the Loan may be made during the first eighteen (18) months of the Loan Term from any other source, provided that such prepayment in part shall be required to be accompanied by a prepayment fee in an amount equal to three percent (3%) of the amount prepaid or in the event of prepayment in full whether by acceleration or otherwise, three percent (3%) of the sum of the amount prepaid plus the unfunded commitment (the “Prepayment Fee”). After the eighteenth (18th ) month of the Loan Term, prepayment of the Loan shall be allowed from any source without a Prepayment Fee.

(c)                        The application of any insurance proceeds or condemnation proceeds towards the principal balance of the Loan in whole or in part shall not be considered a prepayment of the Loan for the purpose of this Section 6.

7.                        Late Charges.

If any monthly installment of interest or principal or any other payment due under this Note (with the exception of payment in full of the Obligations at Loan Maturity) is received by Lender fifteen (15) or more days after the due date of such payment, Borrower shall pay to Lender a late charge equal to seven percent (7%) of the aggregate monthly installment or any other such payment required by this Note.

8.                       Default Rate.

Following Loan Maturity or following the occurrence and during the continuance of an Event of Default, the Interest Rate payable on the outstanding balance of the Loan shall be increased to a per annum rate equal to the Interest Rate plus five percent (5%) the (“Default Rate”). The Default Rate with respect to the Loan, when operative, shall be adjusted on each Adjustment Date. After an Event of Default, the Default Rate shall be applicable to any fees and costs due to Lender under the Loan Documents, and to advances made by Lender in accordance with the Loan Documents.

9.                        Place and Time of Payments.

(a)                        All payments required to be made pursuant to this Note shall be made during regular business hours either by wire transfer of United States Dollars, by cashier’s check, standard check (subject to collection) or in currency of the United States of America which at the time of payment is legal tender for the payment of public or private debts to Lender at:

By Regular Mail:	Corus Bank N.A.
P.O. Box 102865
Atlanta, GA 30368-2865

By Overnight Courier:	Corus Bank N.A. - #l02865
Lockbox Mail Department
Georgia Operations Center
100 South Crest Drive
Stockbridge, GA 30281

By Wire Transfers and ACH:	SUNTRUST BANK, ATLANTA
ABA 061000104
TO CREDIT ACCOUNT 1000008140328
ACCOUNT NAME: CORUS BANK N.A.
FOR FURTHER CREDIT TO: Corus Bank
Loan # 66740-11012

(b)                       If any payment of principal or interest shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. Any payment of principal and interest received after three o’clock p.m. C.S.T. (or C.D.S.T. as the case may be) shall be deemed to have been received by Lender on the next succeeding Business Day and shall bear interest accordingly. Any payment tendered other than in coin or currency of the United States as aforesaid shall be accepted by Lender subject to collection and, if the check is returned interest shall accrue until the Business Day on which good funds are available for immediate use by Lender on or before two o’clock p.m. C.S.T. (or C.D.S.T. as the case may be).

10.                 Security for Note.

The payment of this Note is secured in part by a Mortgage, Security Agreement, Assignment of Lease and Rents and Fixture Filing (the “Mortgage”) and the other Loan Documents. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them or cause them to be kept and performed, strictly in accordance with their terms.

11.                Events of Default.

Each of the following events shall constitute an event of default hereunder (each an “Event of Default”): (a) the occurrence of any Event of Default (as defined in the Loan Agreement), or (b) a default shall be made in the performance or observance of any of the conditions or agreements under this Note which do not involve the failure to pay money and such failure shall continue for thirty (30) days after written notice thereof by Lender to Borrower or, if such default is not capable of being cured within such 30-day period despite Borrower’s diligent efforts to cure same, then such 30-day period shall be extended for such period of time as required to cure such default but in no event more than thirty (30) additional days, provided that Borrower continues to utilize diligent efforts to effect such cure.

12.               Acceleration.

Upon the occurrence of an Event of Default hereunder or under the Loan Agreement, the unpaid principal amount of the Loan with interest and all other sums secured by the Mortgage shall become immediately due and payable at the option of Lender. In the event of such acceleration, Borrower shall discharge its obligations to Lender by paying all sums due under this Note, the Mortgage, and the other Loan Documents, together with interest at the Default Rate accruing from the date of such Event of Default. Lender’s failure to exercise its option to accelerate the Loan as aforesaid upon the occurrence of an Event of Default shall not constitute a waiver of Lender’s right to exercise such option at any later time with respect to such Event of Default or with respect to any other subsequently occurring Event of Default.

13.                Nature of Remedies.

The remedies of Lender as set forth in this Note, the Loan Agreement, any other Loan Document, or at law or equity, shall be cumulative and concurrent, and may be pursued singly,

successively, or together against either or any of Borrower, the Project, any guarantor or any other Person liable for the Loan or any of the Obligations, at the sole discretion of Lender.

14.                Payment of Costs of Collection.

If, following the Closing Date, Lender: (a) employs counsel which Lender reasonably believes is necessary for advice or other representation (i) to represent Lender in any litigation, contest, dispute, suit, or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Borrower or any other person) in any way or respect relating to this Note, any other Loan Document, or any collateral securing this Note or the Obligations, or (ii) to enforce any rights of Lender against Borrower; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any collateral securing this Note or the Obligations; and/or (c) attempts to or enforces any of Lender’s rights and remedies against Borrower or any Obligor, then in such event, the fees, costs and expenses incurred by Lender in any manner or way with respect to the foregoing shall be part of the indebtedness evidenced by this Note, payable by Borrower to Lender upon demand. Without limiting the generality of the foregoing, such fees, costs and expenses shall include fees, costs and expenses of outside attorneys, accountants and consultants; court costs and expenses; court reporter fees, costs and expenses; long distance telephone charges, telegram and telecopier charges; and expenses for travel, lodging and food. For purposes of this paragraph, the term “attorneys” includes attorneys who are employees of Lender acting as counsel for Lender, and the terms “fees, costs and expenses” shall include, without limitation, the fees charged by Lender for its in-house counsel provided such fees are within the range of fees charged by attorneys of similar experience at medium to large sized law firms located in the City of Chicago, Illinois.

15.             Waiver.

As to this Note, the Mortgage and any other Loan Document, Borrower and each endorser, surety and guarantor hereof, if any, and each other Person who now is or may become liable for all or part of the Obligations (the “Obligors”), severally waive all applicable exemption rights, whether under any state constitution, homestead Laws or otherwise, and also severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the liability of each of them shall be unconditional, joint and several, without regard to the liability of any other party and shall not in any manner be affected by the maturity of this Note, or any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender. Each of the Obligors hereby consents to each such indulgence, extension of time, renewal, waiver, or modification that may be granted by Lender with respect to the payment or other provisions of this Note or the other Loan Documents, and to the release of collateral or any part thereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to any Obligor or affecting any Obligor’s liability hereunder. Borrower hereby authorizes Lender, at any time after an Event of Default, to apply any money or other property which Lender may have or hold on deposit or otherwise for Borrower to any payment of this Note or any of the Obligations. Borrower hereby pledges and grants to Lender a security interest in any money or other property that Lender may have or hold on deposit for Borrower.

16.               Waiver of Jury Trial.

BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS OF ANY KIND ARISING UNDER OR RELATING TO THIS NOTE. BORROWER AND LENDER EACH ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO THE OTHER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. BORROWER AND LENDER EACH AGREE THAT ALL SUCH SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

17.              Usury Limitations.

It is the intention of the parties to conform strictly to applicable usury Laws from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or due to be paid to Lender, or collected by Lender, for the use, forbearance or detention of the money to be lent hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in the Mortgage or in any other Loan Document, or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury Laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Mortgage or any other Loan Document, at the time performance of such provision shall be due, shall involve payment of an amount or any portion thereof in excess of the maximum rate of interest prescribed by law, then ipso facto, the payment to be made or the amount to be delivered to be fulfilled shall be reduced to such maximum rate; and if under any circumstances Lender shall ever receive an amount deemed interest, by applicable Laws, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury Laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Mortgage and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower’s behalf. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable Laws, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower and any endorser or guarantor of this Note.

18.                 Business Purpose.

Borrower represents and warrants that the Loan is being made for a business purpose.

19.                Severability.

In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal, or unenforceable.

20.               Governing Law.

Borrower hereby acknowledges, consents and agrees this Note and the rights of all parties mentioned herein shall be governed by the Laws (as opposed to the conflict of Laws) of the state of Illinois. Notwithstanding the foregoing, the parties agree that:

(a)                        The procedures governing the enforcement by Lender of the provisional remedies against the Project or the Borrower, including by way of illustration but not limitation, actions for replevin or claim and delivery of the Project, for injunctive relief or for the appointment of a receiver, or for the enforcement of the power of sale with respect to the Project shall be governed by the Laws of the State of Florida;

(b)                       The Lender under the Mortgage shall comply with applicable Laws of the State of Florida to the extent required in connection with the foreclosure of the security interests and liens created thereby and the enforcement of any power of sale, as the case may be; provided, however, that this subparagraph shall in no event be construed to provide that the substantive Laws of the State of Florida shall apply to this Note or any of the other Loan Documents, all of which are and shall continue to be governed by the substantive Laws of the State of Illinois. The parties further agree that Lender may enforce its rights under this Note and the other Loan Documents, including but not limited to, its rights to sue Borrower to collect any outstanding Obligations or to obtain a judgment for any deficiency in accordance with Illinois Laws following foreclosure or enforcement of any of the liens and security interests against any of the Collateral and/or the enforcement of the power of sale, as the case may be.

21.            Submission to Jurisdiction; Certain Waivers.

Borrower irrevocably (a) submits to the non-exclusive personal jurisdiction of any federal court in the Northern District of Illinois and any state or other local court in the County of Cook, State of Illinois, in any suit, action or other legal proceeding relating to this Note; (b) agrees that all claims in respect of any such suit, action or other legal proceeding may be heard and determined in, and enforced in and by, any such court; (c) waives any objection that it may now or hereafter have to venue in any such court or that such court is an inconvenient forum; (d) agrees to service of process in any such proceeding by registered or certified mail, postage prepaid, or in any other manner permitted by law, to any then active agent for service of process at any specified address or to Borrower at its address set forth above or to such other address of which Lender shall have been notified in writing (such service to be effective on the earlier of receipt thereof or, in the case of service by mail, when received or when receipt thereof is first refused by the intended recipient of the notice), and hereby waives any claim of error arising out of service of process by any method provided for herein or any claim that such service was not effectively made; (e) agrees that the failure of its agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or any judgment based thereon; (f) to the extent that Borrower has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from legal process therein, waives, to the fullest extent permitted by applicable Laws, such immunity; (g) to the fullest extent permitted by applicable Laws, in connection with, or with respect to, any suit, action or other legal proceeding relating to this Note (i) WAIVES any claim that it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or any of its property, (ii) WAIVES any claim that it is not personally subject to the jurisdiction of any such court, and (iii) WAIVES any right to assert any counterclaim therein; and (h) agrees that Lender shall have the right to bring any legal proceedings, including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against Borrower in any other court or jurisdiction in accordance with applicable Laws. Notwithstanding the foregoing, nothing in this Section shall affect the right of Lender to bring any action or proceeding relating to this Note in the courts of any jurisdiction or the right, in connection with any legal action or proceeding whatsoever, to serve legal process in any other manner permitted by law.

22.             No Waiver by Lender.

No failure on the part of Lender to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default shall constitute a waiver thereof, and no waiver of any past Event of Default shall constitute waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt evidenced hereby by reason of Event of Default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right that Lender may have, whether by the Laws of the State of Illinois, the State of Florida, by agreement, or otherwise; and Borrower and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing. This Note may not be modified orally, but only by an agreement in writing signed by Lender and Borrower.

23.            No Offsets.

No indebtedness evidenced by this Note shall be deemed to have been offset or shall be offset or compensated by all or part of any claim, cause of action, counterclaim or cross claim, whether liquidated or unliquidated, which Borrower may have or claim to have against Lender now or hereafter. Furthermore, in respect to the present indebtedness of, or any future indebtedness incurred by, Borrower to Lender, Borrower waives, to the fullest extent permitted by law, the benefits of any applicable Laws, regulation or procedure that substantially provides that, if (i) cross-demands for money have existed between persons at any time; (ii) neither demand was barred by the applicable statute of limitations; and (iii) an action is thereafter commenced by one such person, then the other may assert in his answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the answer be barred by the applicable statute of limitations.

24.               Loss, Theft, Destruction or Mutilation of Note.

Borrower shall, if this Note is mutilated, destroyed, lost, or stolen, promptly deliver to Lender upon Lender’s request, in substitution therefor, a new promissory note containing the same terms and conditions as this Note with a notation thereon of the unpaid principal and accrued and unpaid interest and stating that it is a restated note which entirely supercedes the lost note.  Borrower shall provide fifteen (15) days’ prior notice to Lender before making any duplicate payments to any third parties in connection with a lost note.

25.               Relationship of Parties.

THE RELATIONSHIP BETWEEN BORROWER AND LENDER IS, AND AT ALL TIMES SHALL REMAIN, SOLELY THAT OF DEBTOR AND CREDITOR, AND SHALL NOT BE, OR BE CONSTRUED TO BE, A JOINT VENTURE, EQUITY VENTURE, PARTNERSHIP OR OTHER RELATIONSHIP OF ANY NATURE.

26.                 Notices.

Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing, addressed as follows and shall be deemed to have been properly given if hand delivered, if sent by reputable overnight courier (effective the Business Day following delivery to such courier), if sent by telecopy with confination of receipt and a hard copy mailed in accordance with the provisions of this Section 26 (effective the business day following receipt of confirmation of receipt) or if mailed (effective when received or when receipt thereof is first refused by the intended recipient of the notice) by United States registered or certified mail, postage prepaid, return receipt requested:

If to the Borrower:

BTS Monterrey Holdings LLC

17080 Safety Street, Suite 109

Fort Myers, Florida 33908

Attention: Jeffrey J. Milton

Confirmation Number: (239) 579- 1126

Telecopy Number: (239) 472-2640

with a copy to:

Bingham McCutchen LLP

3000 K Street, NW. Suite 300

Washington, D.C. 20007

Attention: Erik T. Hoffman. Esq.

Confirmation Number: (202) 373-6134

Telecopy Number: (202) 424-7645

If to the Lender:

CORUS Bank, N.A.

3959 N. Lincoln Avenue

Chicago, Illinois 60613

Attention: Chris Barkidjija,

Vice President

Telecopy Number: (773) 832 3540

ConfirmationNumber: (733) 832-3555

with a copy to:

CORUS Bank, N.A.

3959 N. Lincoln Avenue

Chicago, Illinois 60613

Attention: Joel C. Solomon, Esq.,

General Counsel - Commercial Lending

Telecopy Number: (773) 832-3626

Confirmation Number: (773) 832-3526

Refusal to accept delivery of any notice shall be deemed to constitute receipt of such notice.

27.                 Time of the Essence.

Time is of the essence to each and every provision of this Note, subject to any applicable notice, grace and/or cure periods provided in the Loan Documents.

29.                Non-Recourse.

This Note and Borrower’s obligations hereunder are subject to Section 17.17 of the Loan Agreement.

[signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed and delivered on its behalf on the date first written above.

BORROWER:

BTS MONTERREY HOLDINGS LLC, a Delaware limited liability company

By:	BTS Monterrey LLC, a Delaware limited liability company, its Sole Member

	By:	BTS Development Monterrey LLC, a Delaware limited liability company, its Manager

		By:	/s/ Jeffrey Milton
		Name:	Jeffrey Milton
		Title:	Authorized Representative